Principal Office of  Southern  Ventures, Inc. is located at:
15000 Hwy. 11N, Cottondale, Alabama 35453
The   registered office is located at:
 1188 West Bonanza Drive, Carson City, Nevada  89706


List of Subsidiary Companies


 Registered Office of Southern Ventures, Inc. (Canada) is located at:
 3700, 400 Third Avenue S.W., Calgary, Alberta, T2P 4H2

Principal Office of Riverside Carbon Products, Inc. is located at:
 2727 Phillips Rd. Sooke, British Columbia  V0S 1N0

The  Registered Office is located at:
3700, 400 Third Avenue S.W., Calgary, Alberta, T2P 4H2

Principal Office of Elmore Sand & Gravel, Inc. is located at:
 2036 Maron Spillway Rd. P.O. Box 558 Elmore, Alabama  36025

The  Registered Office is located at:
 2036 Maron Spillway Rd. P.O. Box 558 Elmore, Alabama 36025

Principal Office of Tuskegee Sand & Gravel, Inc. is located at:
2036 Maron Spillway Rd. P.O. Box 558 Elmore, Alabama  36025

The  Registered Office is located at:
 2036 Maron Spillway Rd. P.O. Box 558 Elmore, Alabama  36025

Principal Office of Riverside Grain Products, Inc. is located at:
2727 Phillips Rd. Sooke, British Columbia  V0S 1N0

The Registered Office of Riverside Grain Products, Inc. is located at:
Suite 4220, Bay Wellington Tower, 181 Bay Street, Toronto,
Ontario M5J 2T3